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                                                                    Exhibit 99.2

               Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

       I, Christopher E. Kubasik, state and attest that:

          (1) To the best of my knowledge, based upon a review of the covered reports of Lockheed Martin Corporation ("Lockheed Martin"), and, except as corrected or supplemented in a subsequent covered report:

          . no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          . no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

          (2) I have reviewed the contents of this statement with Lockheed Martin's Audit and Ethics Committee.

          (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          . Annual Report on Form 10-K of Lockheed Martin for the fiscal year ended December 31, 2001;

          . all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Lockheed Martin filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          .    any amendments to any of the foregoing.


/s/ Christopher E. Kubasik
--------------------------------------
Christopher E. Kubasik
Senior Vice President and Chief Financial Officer
August 8, 2002

                                                       Subscribed and sworn to
                                                       before me this 8th day of
                                                       August 2002.

                                                       /s/ Frances J. Frizzell
                                                       -------------------------
                                                       Notary Public

                                                       My Commission Expires:
                                                       July 5, 2005